Exhibit 1

                                    EXHIBIT 1
                                    ---------
                             JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned agree to the joint filing on behalf of each of them of a Statement on Schedule 13D (including any and all amendments thereto) with respect to the Common Stock, par value $0.01 per share, of TravelNow.com, Inc., and further agree that this Joint Filing Agreement shall be included as an Exhibit to such joint filings.

The undersigned further agree that each party hereto is responsible for the timely filing of such Statement on Schedule 13D and any amendments thereto, and for the accuracy and completeness of the information concerning such party contained therein; provided, however, that no party is responsible for the accuracy or completeness of the information concerning any other party, unless such party knows or has reason to believe that such information is inaccurate.

This Joint Filing Agreement may be signed in counterparts with the same effect as if the signature on each counterpart were upon the same instrument.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of December 29, 2000.



                                       By:  /s/  Jeffrey A. Wasson
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                                                 Jeffrey A. Wasson


                                       By:  /s/  Jerry Rutherford
                                          ---------------------------------
                                                 Jerry Rutherford


                                       By:  /s/  Ross Summers
                                          ---------------------------------
                                                 Ross Summers


                                       By:  /s/  Marvin McDaniel
                                          ---------------------------------
                                                 Marvin McDaniel


                                       By:  /s/  Donna McDaniel
                                          ---------------------------------
                                                 Donna McDaniel


                                       By:  /s/  Jamie Coppedge
                                          ---------------------------------
                                                 Jamie Coppedge


                                       By:  /s/  Chris Lynch
                                          ---------------------------------
                                                 Chris Lynch


                                       By:  /s/  William Perkin
                                          ---------------------------------
                                                 William Perkin


                                       By:  /s/  H. Whit Ehrler
                                          ---------------------------------
                                                 H. Whit Ehrler


                                       By:  /s/  Christopher Kuhn
                                          ---------------------------------
                                                 Christopher Kuhn